U.S. $60,000,000.00


                                 LOAN AGREEMENT

                            Dated as of May 17, 2001

                                     between


                       Alliance Semiconductor Corporation
                                   as Borrower


                                       and


                                 CITIBANK, N.A.,
                                    as Lender





                   ------------------------------------------

           CREDIT AGREEMENT dated as of May 17, 2001 among Alliance Semiconductor Corporation a Delaware corporation (the "Borrower"), and CITIBANK, N.A. ("Citibank" or the "Lender").

                              R E C I T A L S

           WHEREAS, Lender has agreed to extend certain credit facilities to the Borrower the proceeds of which will be used for operational purposes and;

           WHEREAS, Borrower desires to secure all of the Obligations hereunder by granting to Lender, a first priority Lien on the Pledged Stock (as defined below) and any additional equity pledged under the Pledge Agreement from time to time:

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Advance" means the advance by the Lender to the Borrower pursuant to
Section 2.1.

           "Affiliate" means, as to any Entity, any other Entity that, directly or indirectly, controls, is controlled by or is under common control with such Entity.

           "Applicable Lending Office" means the office of the Lender specified on the signature page hereof, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

            "Base Rate" means, for any period, a fluctuating interest rate per annum in effect from time to time which shall at all times be equal to the higher of:

                (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's Base Rate, and

                (b)  0.50% per annum above the Federal Funds Rate.

           "Business Day" means (a) a day on which banks are not required or authorized to close in New York, New York and (b) unless a Base Rate is in effect, on which dealings in deposits are carried on in the London interbank market.

           "Capital Stock" means, with respect to any Entity, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Entity's capital stock or other ownership interests (including, without limitation, partnership interests (whether general or limited) or limited liability company membership interests), whether outstanding on, or issued after the date hereof, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such Capital Stock or other ownership interests, as the case may be.

           "Central Depository" means the Taiwan Securities Central Depository Co., Ltd.


            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" has the meaning specified in Section 2.1.

           "Debt" of any Entity means (a) indebtedness of such Entity for borrowed money, (b) obligations of such Entity evidenced by bonds, debentures, notes or other similar instruments.

           "Default" means an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default.

            "Dollars" and "$" means lawful money of the United States of America.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 4143 of the Code.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Events of Default" has the meaning specified in Section 6.1.

           "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office or its Applicable Lending Office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

           "Federal Funds Rate" means a fluctuating interest rate per annum equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

           "GAAP" means generally accepted accounting principles in the United States.

           "Indemnified Taxes" means Taxes other than Excluded Taxes.
            -----------------

            "Interest Period" means the period beginning on the date the Advance is made or on the last day of the immediately preceding Interest Period, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one month unless the parties otherwise agree; provided, however, that (i) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day and (iii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

           "Investment" means, with respect to any Entity, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Entity.

            "Lender"  means  Citibank,  N.A. and any other Entity that shall
             ------
become a party pursuant to Section 7.5.

           "LIBO Rate" means for any Interest Period:

                (a) the offered rate for deposits in Dollars with a maturity comparable to such Interest Period appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time, for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of approximately 11:00 A.M. (London time) on the date two Business Days prior to the commencement of such Interest Period;

                (b) in the event that the rate referred to in clause (a) is unavailable at such time for any reason, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Lender in London, England to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the date two Business Days before the first day of such Interest Period in the amount of the Advance if the Advance were to be outstanding for such Interest Period.

           "LIBO Rate Reserve Percentage" for any Interest Period means the effective rate (expressed as a percentage) at which reserve requirements (including, without limitation, emergency, supplemental and other marginal reserve requirements) are imposed on the Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

           "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Entity shall be deemed to own subject to a Lien any property which such Entity has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

           "Loan  Documents"  means this Agreement,  the Note and the Pledge
            ---------------
Agreement.

           "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

           "Maturity Date" unless such date is accelerated pursuant to the terms hereof, shall mean November 19, 2001, the date on which payment by the Borrower of all Obligations hereunder is due and owing to the Lender.

           "Multiemployer Plan" means a multiemployer plan defined as such in
Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

           "Note" has the meaning specified in Section 2.5(b).

            "Obligations" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Loan Document

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the Pledge Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Entity" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

           "Pledge Agreement" means that certain Pledge Agreement dated as of May 17, 2001 substantially in the form of Exhibit B hereto.

           "Pledged Stock" means shares of the common stock of United Microelectronics Corp. that have been delivered to Lender or, to the Central Depository, pursuant to the terms of the Pledge Agreement.

              "Shares" means shares of the common stock of United
Microelectronics Corp.

           "Subsidiary" means, with respect to any Entity, any corporation, partnership, limited liability company or other entity of which at least a majority of the shares of stock or other ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the board of directors or other managers of such entity is at the time directly or indirectly owned or controlled by such Entity or one or more Subsidiaries of such Entity or by such Entity and one or more Subsidiaries of such Entity.

           "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority.

           .

ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCE

           .

2.1 The Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower in Dollars from time to time from the date hereof through June 28, 2001 in the aggregate principal amount of $60,000,000.00 (the "Commitment"). The Commitment shall be reduced to $18,000,000.00 if the Lender notifies the Borrower that the Lender has a reasonable belief that the proceeds from a sale or an anticipated sale of the Pledged Stock may not readily and without undue cost and expense, be repatriated to the USA.

2.2 Advance. The Lender will make the proceeds of any Advance available to the Borrower by crediting the amount thereof, in immediately available funds, by no later than 12:00 noon (New York City time) on the date following a request for an Advance, to an account of the Borrower (Acct. No. 4296-905722, ABA No. 12000248) maintained with Wells Fargo Bank at its offices at 121 Park Center Plaza, San Jose, CA, 95113, Reference:
[-----------]).

2.3 Interest Elections. The initial Interest Period shall expire thirty days from the date hereof. Borrower may elect subsequent Interest Periods as provided in this Section 2.3. To make an election pursuant to this Section 2.03, the Borrower shall notify the Lender of such election by telephone not later than 11:00 A.M. (New York City time) on the third Business Day prior to the effective date of such election. Each such telephonic election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written interest election request in a form approved by the Lender and signed by the Borrower. Each telephonic and written interest election request shall specify the following information:

(1) the effective date of the election made pursuant to such interest election request, which shall be a Business Day; and

(2) the Interest Period to be applicable after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

2.4 Termination of the Commitment. The Commitment shall automatically terminate at 5:00 P.M. on the date hereof unless prior to such time the conditions precedent set forth in Section 3.1 shall have been satisfied or waived and an Advance shall have been made. The Commitment once terminated under this Section
2.4 may not be reinstated.

2.5   Repayment of Advance; Note.
      --------------------------

(a) The Borrower hereby unconditionally promises to pay to the Lender the outstanding principal amount of the Advance on the Maturity Date.

(b) The Advances shall be evidenced by a single promissory note of the Borrower (the "Note") in substantially the form of Exhibit A hereto, dated the date hereof, payable to the Lender in a principal amount equal to the Commitment and otherwise duly completed.

2.6   Prepayment of Advance.
      ---------------------

(a)   Optional  Prepayments.  The Borrower  shall have the right at any time
      ---------------------
and from time to time to prepay any Advance in whole or in part, subject to the requirements of this Section 2.6.

(b) Terms Applicable to All Prepayments. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any optional prepayment hereunder not later than 11:00 A.M. (New York City time) three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advance or portion thereof to be prepaid. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.7 and shall be made in the manner specified in Section 2.5(b).

2.7   Interest.
      --------

(a) Subject to Sections 2.7(b) and 2.8, the Borrower agrees to pay interest on the Advance during each Interest Period therefor at a rate per annum equal to the LIBO Rate for such Interest Period plus 1.00% per annum.

(b) Notwithstanding the foregoing, if any principal of or interest on the Advance or any fee or other amount whatsoever payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest upon demand, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of the Advance, 2.00% per annum plus the rate otherwise applicable to the Advance as provided above or (ii) in the case of any other amount, 1.00% per annum above the Base Rate. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as an Event of Default is continuing, the Advance shall bear interest at the Base Rate at the end of the then current Interest Period.

(c) Accrued interest on the Advance shall be payable in arrears upon the Maturity Date; provided, that (i) interest accrued pursuant to paragraph (b) of this Section 2.7 shall be payable on demand and (ii) in the event of any repayment or prepayment of the Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) The Borrower agrees to pay to the Lender, so long as the Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or the equivalent), additional interest on the unpaid principal amount of the Advance, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the then current Interest Period for the Advance from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100.00% minus the LIBO Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on the Advance. A certificate of the Lender setting forth the amount to which the Lender is then entitled under this Section 2.7(d) shall be conclusive and binding on the Borrower in the absence of manifest error.

(e) All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate and computations of interest pursuant to Section 2.7(d) shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

           (f) Alternate Rate of Interest. If prior to the commencement of any Interest Period the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist the Advance shall bear interest at the Base Rate plus 1.00% per annum.

2.8   Increased Costs.
      ---------------

(a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBO Rate Reserve Percentage) or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Advance, the Borrower shall from time to time, within 10 days after delivery by the Lender to the Borrower of a certificate as to the amount of such increased cost, pay to the Lender the amount of the increased costs set forth in such certificate (which certificate shall be conclusive and binding on the Borrower in the absence of manifest error).

(b) If the Lender determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's Commitment and other commitments of this type, or the Advance, then, the Borrower shall pay to the Lender, within 10 days after delivery by the Lender to the Borrower of a certificate as to the amount required to compensate the Lender therefor, the amount required to compensate the Lender therefor (a certificate of the Lender as to such amount to be conclusive and binding on the Borrower in the absence of manifest error).

2.9 Break Funding Payments. In the event of (a) the payment of any principal of the Advance other than on the last day of an Interest Period (including as a result of an Event of Default), (b) the conversion of the Advance other than on the last day of an Interest Period therefor or (c) the failure to borrow, convert, continue or prepay the Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event, which shall be deemed to include an amount determined by the Lender to be equal to the excess, if any, of (i) the LIBO Rate for the balance of such Interest Period (or for the Interest Period that would have commenced on such borrowing, conversion, continuation or prepayment), over (ii) the amount of interest that the Lender would earn on such principal amount for the balance of such Interest Period (or for such Interest Period) if the Lender were to invest such principal amount for such period at the interest rate that would be bid by the Lender (or an Affiliate of the Lender) for Dollar deposits from other banks in the London interbank market at the commencement of such period. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.10  Taxes.
      -----

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

           (c) The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

2.11  Payments Generally.
      ------------------

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.9, 2.10 or 2.11, or otherwise) prior to 12:00 noon (New York City time) on the date when due, in Dollars and immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 399 Park Avenue, New York, New York 10043. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, to pay interest then due hereunder, then to pay fees and other amounts hereunder, then to pay principal due hereunder.

(c) The Borrower agrees that at any time after the occurrence and during the continuance of an Event of Default, in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Advance to the Borrower hereunder, or any other obligation of the Borrower hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower; provided, that failure to give such notice shall not affect the validity thereof.

ARTICLE III

                              CONDITIONS OF LENDING

3.1 Condition Precedent to an Advance. The obligation of the Lender to make an Advance is subject to the condition precedent that the Lender shall have received, on or before the date hereof, the following documents, each dated the date hereof and in form and substance satisfactory to the Lender:

(a) A Note, duly executed by the Borrower, payable to the order of the Lender in the principal amount of the Commitment.

(b) Certified copies of the certificate of incorporation or resolution of the Board of Directors of the Borrower (or equivalent documents) authorizing the Borrower to borrow money and pledge assets as collateral.

(c) A certificate of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Pledge Agreement, the Note and any other documents to be delivered hereunder.

(d) A certificate of the Borrower as to the effect set forth in clauses (i) and
(ii) of the last paragraph of this Section 3.1.

(e) The Pledge Agreement, duly executed and delivered by each party and Shares having a market value (as determined by the Lender) at least equal to 400% of the Commitment have been delivered Pledgee, or to the Central Depository pursuant to the Pledge Agreement.

(f) Evidence that the Borrower shall have paid all expenses relating to the execution, delivery and negotiation of the Loan Documents and related matters for which invoices have been presented, on or before such date (including, without limitation, the fees and expenses of counsel to the Lender), to the extent that statements for such fees and expenses have been delivered to the Borrower.

(g) A duly completed Form FRU-1, satisfactory in form and substance to the Lender.

           The obligation of the Lender to make an Advance shall be subject to the further conditions precedent that on the date hereof and on the date of any
Advance: (i) the representations and warranties set forth in Article IV are true and correct, before and after giving effect to the Advance and to the application of the proceeds thereof and (ii) no Default or Event of Default hereunder and no breach of the Pledge Agreement would result from such Advance or from the application of the proceeds thereof.


ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           As of the date hereof and as of any date on which an Advance is requested, the Borrower represents and warrants to the Lender that:

4.1 Organization. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2 Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. Each of the Loan Documents (other than the Note) has been duly executed and delivered by the Borrower and constitutes, and the Note when duly executed and delivered for value will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Government Approvals; No Conflicts. The execution, delivery and performance of each of the Loan Documents by the Borrower (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (b) will not violate any applicable law or regulation or the articles of incorporation, bylaws or other organizational documents of the Borrower and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower.

4.4 Financial Condition; No Material Adverse Change. Borrower has heretofore furnished to the Lender the consolidated balance sheet and statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries as of December 31, 2000. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower as of such date and for such period in accordance with GAAP. Since December 31 2000 no event or circumstance has occurred that has had a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries taken as a whole.

4.5 Litigation. There are no actions, suits or proceedings by or before any arbitrator or governmental authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the transactions contemplated thereby.

4.6 Compliance with Laws and Agreements. The Borrower is in compliance with all applicable laws, regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.7 Investment and Holding Company Status. The Borrower believes it is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 and has applied to the United States Securities and Exchange Commission for an exemption under the Investment Company Act of 1940. The Borrower is not a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

4.8 Margin Stock. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower to purchase or carry any margin stock in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

ARTICLE V

                            COVENANTS OF THE BORROWER

5.1 Covenants. So long as any principal of or interest on the Advance or any other amount payable hereunder or under the Note remains outstanding or the Commitment remains in effect, the Borrower covenants and agrees that:

(a) The Borrower will (i) preserve and maintain its corporate existence and (ii) comply with all applicable laws, statutes, rules, regulations and orders, except for any non-compliance which could not (either individually or in the aggregate) reasonably be expected to result in Material Adverse Effect.

(b) The Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, and permit representatives of the Lender, during normal business hours, with the consent of the Borrower (which consent shall not be unreasonably withheld), to examine, copy and make extracts from its books and records, to inspect any of its property, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

(c) The Borrower will maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

(d)   The Borrower will furnish to the Lender:

(1) as soon as possible and in any event within five Business Days after the occurrence of any Default, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(2) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange; and

(3) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

(e) The Borrower will use the proceeds for its general operating requirements. and to pay fees and expenses relating to the financing hereunder; provided, that the Lender shall have no responsibility as to the use of any of such proceeds.

(f) The Borrower will not (i) sell, lease, assign, convey, transfer or other dispose of, or (ii) create, incur, assume or suffer to exist any Lien or encumbrance upon any of its property pledged to the Borrower under the Pledge Agreement. except for Liens created pursuant to the Pledge Agreement.



(g) The Borrower will not declare or pay any extraordinary dividend in respect of its common stock.

           5.2 Maintenance of Pledge. Borrower hereby agrees that Lender will not be obligated to Advance any funds hereunder unless prior to any such Advance, Pledgor has delivered to Lender, or deposited with the Central Depository for the Benefit of the Lender, pursuant to the Pledge Agreement a number of Shares such that the market value of the Pledged Stock (as reasonably determined by the Lender) is no less than 400% of the aggregate of the principle and interest then outstanding. Thereafter Borrower agrees that whenever market value of the Pledged Stock (as reasonably determined by the Lender) is less than 300% of the aggregate of the principle and interest then outstanding Borrower shall pledge and deliver to Lender, or the Central Depository, pursuant to the Pledge Agreement for the benefit of the Lender such additional Shares such that subsequent to such delivery, the market value of the Pledged Stock (as determined by the Lender) is no less than 400% of the aggregate of the principle and interest then outstanding. Borrower it shall use its best efforts to provide and maintain for Lender and its Affiliates a perfected first priority lien in all of the Pledge Stock.




ARTICLE VI

                                EVENTS OF DEFAULT

6.1   Events  of  Default.  If any  of the  following  events  ("Events  of
      -------------------                                        -----------
Default") shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of the Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on the Advance or any fee or other amount payable hereunder or under the Note when due and such failure remains unremedied for three days; or

(b) Any representation or warranty made by the Borrower herein or in any certificate or other document delivered in connection with this Agreement shall prove to have been incorrect when made or deemed made; or

(c) The Borrower shall fail to materially perform or observe any term, covenant, or agreement contained in this Agreement or the Pledge Agreement;

(d) The Borrower shall fail to pay any principal of or premium or interest on any other Debt in an aggregate principal amount exceeding $ 5,000,000.00 of the Borrower when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) Any judgment or order for the payment of money in excess of $5,000,000.00 shall be rendered against the Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings shall not have been stayed or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f) Borrower has merged with another Entity and the creditworthiness of the resulting Entity is materially weaker than the creditworthiness of the Borrower as of the date hereof.

(g)   the Borrower shall breach the Pledge Agreement;

(h) The Pledge Agreement shall cease to be in full force and effect or shall be declared null and void or the Lender shall cease to have a valid and perfected First Priority Lien in any Collateral purporting to be covered thereby or the Borrower shall contest the validity of the Pledge Agreement or deny that it has any liability thereunder;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the obligation of the Lender to make Advance to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Advance and the Note, all interest thereon and all other Obligations to be forthwith due and payable, whereupon the Advance and the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(A) the obligation of the Lender to make the Advance shall automatically be terminated and (B) the Advance and the Note, all such interest and all such Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

           6.2 Exchange Controls etc. The Maturity Date shall be accelerated by notice to Borrower from Lender if in the reasonable judgment of Lender restrictions on the ownership or disposition of Shares, or restrictions on the transfer or exchange of currency have been imposed such that Lender could not readily sell the Pledged Shares or transfer the proceeds of such sale to the United States of America.


ARTICLE VII

                                  MISCELLANEOUS

7.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Pledge Agreement, or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement, the Pledge Agreement, and the Note and the documents referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

7.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, to the respective addresses set forth on the signature pages hereof or at such other address as shall be designated by any party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Lender pursuant to Article II or VII shall not be effective until received by the Lender.

7.3 No Waiver; Remedies. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder, under the Pledge Agreement, or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided in equity or at law.

7.4   Costs, Expenses and Indemnification.
      -----------------------------------

(a) The Borrower agrees to pay and reimburse on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery, administration, modification, amendment or enforcement of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under or in connection with this Agreement.

(b) The Borrower hereby indemnifies the Lender and each of its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advance, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its stockholders or creditors, an Indemnified Party or any other Entity or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article III are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

7.5   Assignments and Participations.
      ------------------------------

(a) The Lender may, without the consent of the Borrower, assign to another Person all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Commitment, the Advance and the Note); provided, however, that no such consent by the Borrower shall be required in the case of any assignment to a Subsidiary or Affiliate of the Lender.

(b) The Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advance and the Note); provided, however, that the Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged.

(c) Upon receiving Borrower's written consent, which shall not be unreasonably withheld, the Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.5, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiaries or Affiliates thereof furnished to the Lender by or on behalf of the Borrower.

(d) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advance and the Note) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(e) All amounts payable by the Borrower to the Lender under Sections 2.7(d), 2.9, 2.10 and 7.4(b) shall be determined as if the Lender had not sold or agreed to sell any participations in the Advance or the Note or its Commitment and as if the Lender were funding each of the Advance and Commitment in the same way that it is funding the portion of the Advance and Commitment in which no participations have been sold.

7.6 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its conflicts of law provisions). The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.7 Severability. In case any provision in this Agreement, the Pledge Agreement or in the Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or the Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.9 Survival. The obligations of the Borrower under Sections 2.7(d), 2.9, 2.10,
2.11 and 7.4 shall survive the repayment of the Advance and the termination of the Commitment. Each representation and warranty made or deemed to be made herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading.

7.10 Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11 No Fiduciary Relationship. The Borrower acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the Note, and the relationship between the Lender and the Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                               Alliance Semiconductor Corporation

                               By:  /s/ N. Damodar Reddy
                                    --------------------------------------
                                    N. Damodar Reddy, President

                               Address for Notices:
                               2575 Augustine Drive
                               Santa Clara, California 95054
                               Facsimile: (408) 855-4999
                               Telephone: (408) 855-4900


                               CITIBANK, N.A.

                               By: /s/ Herman Hirsch
                                   ---------------------------------------
                                   Herman Hirsch, Authorized Person

                               Address for Notices:
                               390 Greenwich Street
                               New York, New York 10013
                               Facsimile: (212) 723-8328
                               Telephone: (212) 723-7361

                                    EXHIBIT A

                                      NOTE
U.S.$60,000,000.00                                          Dated:  May 17, 2001

           FOR VALUE RECEIVED, the undersigned Alliance Semiconductor Corporation, a Delaware Corporation, (the "Borrower"), HEREBY PROMISES TO PAY to the order of CITIBANK, N.A. (the "Lender") on November 19, 2001("the Maturity Date") the principal sum of $60,000,000.00 (sixty million United States dollars) or, if less, the aggregate outstanding principal amount of the Advances plus any interest accrued as defined in and pursuant to the Loan Agreement as defined below.

           The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of the Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

           Both principal and interest are payable in lawful money of the United States of America at the office of the Lender at 399 Park Avenue, New York, New York 10043,

           This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement dated as of May 17, 2001 (the "Loan Agreement", the terms defined therein being used herein as therein defined) between the Borrower and the Lender. The Loan Agreement contains provisions for acceleration of the Maturity Date hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the Maturity Date hereof upon the terms and conditions therein specified.

           The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

           This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States without regard to its conflicts of law provisions.



                               Alliance Semiconductor Corporation


                               By:  /s/ N. Damodar Reddy
                                    --------------------------------------
                                  N. Damodar Reddy, President

EXHIBIT B

[PLEDGE AGREEMENT]